                                                                    EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT




                                     BETWEEN




                            ALLEGIANCE TELECOM, INC.




                                       AND




                        PENNCORP FINANCIAL SERVICES, INC.









                               DATED JUNE 11, 1999







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                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I        DEFINITIONS...................................................1

         SECTION 1.1.  Definitions.............................................1

         SECTION 1.2.  Other Definitions.......................................3

ARTICLE II       THE ACQUISITION...............................................4

         SECTION 2.1.  Purchase and Sale of Shares.............................4

         SECTION 2.2.  Consideration for the Shares............................4

ARTICLE III      REPRESENTATIONS AND WARRANTIES OF PENNCORP....................4

         SECTION 3.1.  Organization and Qualification..........................4

         SECTION 3.2.  Authorization...........................................5

         SECTION 3.3.  No Violation............................................5

         SECTION 3.4.  Capitalization..........................................5

         SECTION 3.5.  Subsidiaries............................................6

         SECTION 3.6.  Consents and Approvals..................................6

         SECTION 3.7.  Financial Statements....................................6

         SECTION 3.8.  Absence of Undisclosed Liabilities......................6

         SECTION 3.9.  Absence of Certain Changes..............................7

         SECTION 3.10. Litigation..............................................7

         SECTION 3.11. Property; Liens and Encumbrances........................8

         SECTION 3.12. Certain Agreements......................................8

         SECTION 3.13. Employees...............................................9

         SECTION 3.14. Taxes..................................................10

         SECTION 3.15. Compliance with Applicable Law; Permits; Policies......11

         SECTION 3.16. Brokers' Fees and Commissions..........................12

         SECTION 3.17. Proprietary Rights.....................................12

         SECTION 3.18. Insurance..............................................12

         SECTION 3.19. Environmental Matters..................................12

         SECTION 3.20. Books and Records......................................13

         SECTION 3.21. Bank Accounts..........................................13

         SECTION 3.22. Labor Matters..........................................13


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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE





         SECTION 3.23. Intercompany Payables..................................14

         SECTION 3.24. Year 2000..............................................14

         SECTION 3.25. Disclosure.............................................14

ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF BUYER......................15

         SECTION 4.1.  Organization; Qualifications and Operations............15

         SECTION 4.2.  Authorization..........................................15

         SECTION 4.3.  No Violation...........................................15

         SECTION 4.4.  Consents and Approvals.................................15

         SECTION 4.5.  Brokers' Fees and Commissions..........................16

         SECTION 4.6.  Purchase for Investment................................16

         SECTION 4.7.  Financing..............................................16

ARTICLE V        COVENANTS....................................................16

         SECTION 5.1.  Conduct of Business Prior to the Closing...............16

         SECTION 5.2.  Access to Information..................................18

         SECTION 5.3.  HSR Act Filings........................................18

         SECTION 5.4.  All Reasonable Efforts.................................18

         SECTION 5.5.  Public Announcements...................................19

         SECTION 5.6.  Disclosure Supplements.................................19

         SECTION 5.7.  No Implied Representations or Warranties...............19

         SECTION 5.8.  Employment and Employee Benefits.......................19

         SECTION 5.9.  Acquisition Proposals..................................22

ARTICLE VI       CLOSING CONDITIONS...........................................22

         SECTION 6.1.  Conditions to the Obligations of Buyer
             under this Agreement.............................................22

         SECTION 6.2.  Conditions to the Obligations of PennCorp
             under this Agreement.............................................23

ARTICLE VII      CLOSING......................................................24

         SECTION 7.1.  Closing................................................24

ARTICLE VIII     SURVIVAL; INDEMNIFICATION....................................24

         SECTION 8.1.  Survival of Representations, Warranties and Covenants..24



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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE


         SECTION 8.2.   Limitations on Indemnification........................25

ARTICLE IX       TERMINATION AND ABANDONMENT..................................25

         SECTION 9.1.   Termination...........................................25

         SECTION 9.2.   Procedure and Effect of Termination...................26

ARTICLE X        MISCELLANEOUS PROVISIONS.....................................27

         SECTION 10.1.  Preparation of Tax Returns; Payment of Taxes..........27

         SECTION 10.2.  Amendment and Modification............................28

         SECTION 10.3.  Waiver of Compliance; Consents........................28

         SECTION 10.4.  Validity..............................................28

         SECTION 10.5.  Expenses and Obligations..............................28

         SECTION 10.6.  Parties in Interest...................................28

         SECTION 10.7.  Notices...............................................28

         SECTION 10.8.  Governing Law.........................................29

         SECTION 10.9.  Counterparts..........................................29

         SECTION 10.10. Headings..............................................30

         SECTION 10.11. Entire Agreement......................................30

         SECTION 10.12. Assignment............................................30

                            STOCK PURCHASE AGREEMENT



                  STOCK PURCHASE AGREEMENT (this "Agreement"), dated June 11, 1999, by and between Allegiance Telecom, Inc., a Delaware corporation ("Buyer"), and PennCorp Financial Services, Inc. a Delaware corporation ("PennCorp").

                                    RECITALS:

                  WHEREAS, PennCorp is the record and beneficial owner of 100 of the issued and outstanding shares of common stock, par value $.01 per share, of Kivex, Inc., a Delaware corporation ("Kivex"); and

                  WHEREAS, subject to the terms and conditions set forth herein, PennCorp desires to sell to Buyer, and Buyer desires to purchase from PennCorp, all of the issued and outstanding shares of common stock of Kivex owned by PennCorp (the "Shares").

                  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. Definitions. For purposes of this Agreement, the term:

                  (a) "affiliate" means as to a specified Person any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

                  (b) "Affiliated Group" means an affiliated group as defined in
Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which Kivex is or has been a member.

                  (c) "Business Day" means any day that is not a Saturday, Sunday or other day on which banking institutions in the city of New York, New York are authorized or required by law or executive order to be closed.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended (including any successor code), and the rules and regulations promulgated thereunder.

                  (e) "Disclosure Schedule" means the Disclosure Schedule attached hereto as Annex A.

                  (f) "Environmental Laws" means all applicable federal, state or local laws (including but not limited to federal and state common law), statutes, codes, rules or regulations relating to the environment, natural resources, and pollution including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended from time to time ("CERCLA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., as amended from time to time ("HMTA"), the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended from time to time ("RCRA"), the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., as amended from time to time ("FWPCA"), the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended from time to time ("CAA"), and/or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended from time to time ("TSCA").

                  (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (h) "GAAP" means generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statement.

                  (i) "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  (j) "Hazardous Materials" means (i) any wastes, substances, or materials which are defined as "hazardous material," "hazardous waste," "hazardous substance," "toxic material" or other similar designations in, or otherwise subject to regulation under, any applicable Environmental Laws; (ii) petroleum or petroleum byproducts; (iii) friable asbestos and/or any material which contains friable asbestos; and (iv) electrical equipment containing polychlorinated biphenyls ("PCBs") in excess of 50 parts per million.

                  (k) "Liability" means any liability (whether known or unknown, asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

                  (l) "Material Adverse Effect" means a material adverse effect
(a) with respect to the business, operations, results of operations, prospects or financial condition of Kivex or (b) on the validity or enforceability of this Agreement.

                  (m) "Person" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.



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                  (n) "Release" means any emission, spill, seepage, leak,
escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, release, or threatened release of Hazardous Materials into the environment.

                  (o) "Taxes" means (A) any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and similar governmental charges (including any interest, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation, taxes imposed on, or with respect to, or measured by, income, franchise, profits or gross receipts, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, estimated, social security, unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (B) any and all liability for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (C) any and all liability for the payment of any amounts of the type described in clause (A) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person.

                  (p) "Tax Returns" means any report, return or statement required to be supplied to a taxing authority in connection with Taxes.

                  (q) "WARN" means the Worker Adjustment and Retraining Notification Act of 1988 and any similar state or local "plant closing" statute.

                  SECTION 1.2. Other Definitions. When used in this Agreement, the following terms shall have the meanings ascribed to them in the Sections noted below:

             Term                                     Defined in
             ----                                     ----------
             Acquisition                              Section 6.1
             Acquisition Proposal                     Section 5.9
             Agreement                                Preamble
             Benefit Plans                            Section 3.13(a)
             Building Agreements                      Section 3.12
             Buyer                                    Preamble
             Buyer Material Adverse Effect            Section 4.1
             Buyer Plans                              Section 5.8(b)
             CERCLIS                                  Section 3.19(c)
             Closing                                  Section 7.1
             Closing Date                             Section 7.1
             DOJ                                      Section 3.6
             ERISA Affiliate                          Section 3.13(d)
             Financial Statements                     Section 3.7(a)
             HSR Act                                  Section 3.6
             Kivex                                    Recitals




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
             Intellectual Property                    Section 3.17
             Interim Balance Sheet Date               Section 3.7(a)(ii)
             Interim Financial Statements             Section 3.7(a)(ii)
             Liens                                    Section 3.11(b)
             Litigation                               Section 3.10
             Material Contract                        Section 3.12
             Order                                    Section 3.10
             Owned Properties                         Section 3.11(b)
             PennCorp                                 Preamble
             Purchase Price                           Section 2.2
             SFSC Plan                                Section 5.8(c)
             Shares                                   Recitals



                                   ARTICLE II

                                 THE ACQUISITION

                  SECTION 2.1. Purchase and Sale of Shares. On the terms and subject to the conditions hereof, and in reliance upon the respective representations, warranties, covenants and agreements of each of the respective parties to this Agreement, at the Closing PennCorp will sell, assign, transfer and convey to Buyer, and Buyer will purchase and acquire from PennCorp, the Shares, free and clear of all Liens.

                  SECTION 2.2. Consideration for the Shares. The aggregate purchase price payable by Buyer for the Shares shall be $34,500,000 in cash (the "Purchase Price"). On the Closing Date, Buyer will pay the Purchase Price by wire transfer of immediately available funds to such accounts as PennCorp shall have designated in writing at least two days prior to the Closing Date.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PennCorp

                  PennCorp represents and warrants to Buyer as follows:

                  SECTION 3.1. Organization and Qualification.

                  (a) Each of PennCorp and Kivex is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. PennCorp has delivered to Buyer a true and complete copy of the Certificate of Incorporation and Bylaws of Kivex.

                  (b) Kivex is qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires such qualification or



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licensing, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.2. Authorization. PennCorp has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by PennCorp, the performance by PennCorp of its obligations hereunder, and the consummation by PennCorp of the transactions contemplated hereby, have been duly authorized by its Board of Directors. This Agreement has been duly and validly executed and delivered by PennCorp and constitutes a valid and binding obligation of PennCorp, enforceable against PennCorp in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  SECTION 3.3. No Violation. Except as set forth in Section 3.3 of the Disclosure Schedule, neither the execution and delivery of this Agreement by PennCorp, the performance by PennCorp of its obligations hereunder nor the consummation by PennCorp of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of PennCorp or Kivex, (b) violate or conflict with or result in a violation or breach of, or constitute a default or give rise to any right of termination or acceleration (with or without due notice or lapse of time or both) or result in the acceleration of any payments under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, license, lease or agreement to which PennCorp or Kivex is a party or by which any of their assets is bound, (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to PennCorp or Kivex or any of their assets or (d) result in the creation of any Lien upon any of the assets of PennCorp or Kivex.

                  SECTION 3.4. Capitalization.

                  (a) The authorized capital stock of Kivex consists of 1,000 shares of common stock, par value $.01 per share. As of the date hereof, Kivex has 100 shares of common stock issued and outstanding, all of which have been validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. Except as set forth in Section 3.4(a) of the Disclosure Schedule, there are no (i) options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating Kivex to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of Kivex, (ii) agreements or commitments obligating Kivex to repurchase, redeem or otherwise acquire any shares of its capital stock, (iii) restrictions on the transfer of any shares of capital stock of Kivex (other than pursuant to this Agreement) or restrictions on registration of the transfer of any shares of capital stock of Kivex on its



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



stock register or (iv) voting or similar shareholder agreements or registration rights or similar agreements relating to any shares of capital stock of Kivex.

                  (b) Except as set forth in Section 3.4(b) of the Disclosure Schedule, the Shares are owned of record and beneficially by PennCorp free and clear of all Liens.

                  SECTION 3.5. Subsidiaries. Kivex does not own, directly or indirectly, any securities of, or otherwise possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of, any Person, other than securities held for investment purposes only.

                  SECTION 3.6. Consents and Approvals. Except as set forth in
Section 3.6 of the Disclosure Schedule, no filing or registration with, no notice to and no permit, authorization, consent or approval of any Governmental Authority is necessary for the consummation by PennCorp of the transactions contemplated by this Agreement other than consents and approvals of or filings or registrations with the Antitrust Division of the United States Department of Justice (the "DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

                  SECTION 3.7. Financial Statements.

                  (a) PennCorp has previously delivered to Buyer true and complete copies of the following (the "Financial Statements"):

                      (i) the audited balance sheets of Kivex as of December 31,
                  1996, 1997 and 1998, and the related audited statement of operations, stockholders' equity and cash flows, together with the notes related thereto; and

                      (ii) the unaudited balance sheet of Kivex as of April 30,
                  1999 (the "Interim Balance Sheet Date"), and the related unaudited statement of operations (the "Interim Financial Statements").

                  Each such statement was prepared in accordance with GAAP and presents fairly in all material respects the financial position of Kivex as of the respective dates thereof and the related results of operations and cash flows of Kivex for and during the respective periods covered thereby, stockholders' equity and subject (with respect to the Interim Financial Statements) to year-end adjustments.

                  SECTION 3.8. Absence of Undisclosed Liabilities. As of the date hereof, except for matters relating to the transactions contemplated by this Agreement, there are no Liabilities of Kivex other than (a) liabilities and obligations reflected in the Financial Statements, (b) liabilities and obligations disclosed in Section 3.8 of the Disclosure Schedule, and (c) liabilities and obligations arising in the ordinary course of business after the Interim Balance Sheet Date (none of which results from, arises out of,



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


relates to or was caused by any breach of contract, or breach of warranty, tort, infringement or violation of law).

                  SECTION 3.9. Absence of Certain Changes. Except as disclosed in Section 3.9 of the Disclosure Schedule or as contemplated or otherwise permitted by this Agreement, since the Interim Balance Sheet Date, Kivex has not
(a) conducted its business in any material respect other than in the ordinary course, (b) except in the ordinary course of business, incurred any indebtedness for borrowed money or issued any debt securities or assumed, guaranteed or endorsed the obligations of any other Person, (c) except in the ordinary course of business, (i) sold, transferred or otherwise disposed of any of its property or assets or (ii) mortgaged or encumbered any of its property or assets, (d) suffered any material casualty losses not covered by insurance, (e) declared, set aside or paid any dividend or other distribution in respect of its capital stock, (f) amended its Certificate of Incorporation or Bylaws or merged with or into or consolidated with any other Person, (g) split, combined or reclassified its capital stock, (h) issued or sold (or agreed to issue or sell) any of its equity securities or any options, warrants, conversion or other rights to purchase any such securities or any securities convertible into or exchangeable for such securities, or granted, or agreed to grant any such rights, (i) increased the rates of compensation (including bonuses) payable or to become payable to any of its officers, employees, agents, independent contractors or consultants other than increases made in the ordinary course of business, (j) entered into any new or amended any existing employment contracts, severance agreements or consulting contracts or instituted or agreed to institute any increase in benefits or altered its employment practices or the terms and conditions of employment in each case other than in the ordinary course of business, (k) entered into or amended or terminated any transaction or contract that has or could reasonably be expected to have a Material Adverse Effect, (l) entered into any joint ventures or partnerships or any kind, (m) made any payments on or otherwise reduced the debts or obligations owed by Kivex to PennCorp or its affiliates, (n) made any capital expenditure (or series of related capital expenditures) either involving more than $250,000 or outside the ordinary course of business, (o) delayed or postponed the payment of accounts payable and other Liabilities outside the ordinary course of business, (p) entered into or amended any other contract with its affiliates, (q) taken any action that would be prohibited under Section 5.1 of this Agreement or (r) entered into any contract or other agreements to do any of the foregoing.

                  SECTION 3.10. Litigation. Except as set forth in Section 3.10 of the Disclosure Schedule, as of the date hereof, there is no action, suit, arbitration, investigation or proceeding ("Litigation") pending or, to the knowledge of PennCorp, threatened against Kivex before any Governmental Authority or arbitrator. Kivex is not in default under any judgment, decree, injunction or order ("Order") of any Governmental Authority or arbitrator outstanding against it.


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                  SECTION 3.11. Property; Liens and Encumbrances.

                  (a) Section 3.11(a) of the Disclosure Schedule contains a complete and accurate list of all real property owned or leased by Kivex as of the date hereof.

                  (b) Except as set forth in Section 3.11(b) of the Disclosure Schedule, all properties and assets owned by Kivex (the "Owned Properties") are free and clear of all liens, pledges, claims, security interests, mortgages, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments and other burdens (collectively, "Liens") except (i) statutory Liens not yet delinquent or the validity of which are being contested in good faith by appropriate actions, (ii) purchase money Liens arising in the ordinary course, (iii) Liens for taxes not yet delinquent,
(iv) Liens reflected in the Financial Statements (which have not been discharged) and (v) Liens which in the aggregate do not materially detract from the value or, in the case of personal property, materially impair the use by Kivex of the property subject thereto or, in the case of real property, materially impair the present and continued use of such property in the usual and normal conduct of the business of Kivex. Kivex has good and indefeasible title to the Owned Properties and there are no pending or, to the knowledge of PennCorp, threatened condemnation proceedings affecting any of the Owned Properties.

                  SECTION 3.12. Certain Agreements. Except as disclosed in
Section 3.12 or 3.11(a) of the Disclosure Schedule or in the Financial Statements, Kivex is not a party to any written or oral (a) agreement, contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation for the borrowing of money; (b) employment, consulting, compensation or severance agreement with any of its directors, employees or consultants; (c) agreement, contract or commitment limiting or restraining it from engaging or competing in any business; (d) lease for real property; (e) distribution, dealer, representation or agency agreement; (f) building access or agreement or contract relating to the sharing of revenues of Kivex ("Building Agreement"); (g) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, the performance of which will extend over a period of more than one year, that if terminated would result in a material loss to Kivex, or involve consideration in excess of $250,000; (h) any agreement concerning a partnership or joint venture; (i) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $250,000, or (j) contract or agreement with any of its affiliates that will continue after Closing (each of the foregoing, other than Building Agreements, are referred to herein as a "Material Contract"). Each of the Material Contracts is legal, valid, binding, enforceable, in full force and effect and has been complied with by Kivex and, to the knowledge of PennCorp, has been complied with by all other parties thereto, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. With respect to each of the Material Contracts, (a) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby without the need to obtain any consent or approval from any party thereto, (b) no


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



event has occurred which with notice or lapse of time would constitute a breach or default by Kivex or permit termination, modification or acceleration under the contract by any other party thereto, and (c) no party has repudiated any provision of the agreement.

                  SECTION 3.13. Employees.

                  (a) Schedule 3.13(a) of the Disclosure Schedule sets forth a complete and correct list of: (i) all "employee benefit plans," as defined in
Section 3(3) of ERISA; (ii) all bonus and other incentive compensation, deferred compensation, employee loan, salary continuation, severance, retention, vacation, sick leave, disability, stock or other equity-related award, option or purchase, educational assistance or leave of absence agreements, arrangements, policies or plans; and (iii) all employment, consulting, termination, individual compensation, employee leasing or collective bargaining agreements; in each case, which Kivex maintains, or makes or has any obligation to make contributions or with respect to which Kivex has any liability or potential liability (collectively, the "Benefit Plans").

                  (b) All Benefit Plans comply in all material respects with and are, and during the six year period preceding the Closing Date have been, operated in all material respects in accordance with their terms, ERISA, the Code and other applicable law. None of Kivex, PennCorp, any trustee or administrator of any Benefit Plan, or any "party in interest" or "disqualified person" with respect to the Benefit Plans has engaged in any "prohibited transaction" with respect to any Benefit Plan within the meaning of Section 4975 of the Code and Section 406 of ERISA. Except as set forth in Section 3.13(b) of the Disclosure Schedule, no actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands with respect to the Benefit Plans (other than routine claims for benefits) are pending or, to the knowledge of PennCorp, threatened, and neither PennCorp nor Kivex has knowledge of any facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands. No Benefit Plan that is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such Sections of ERISA and the Code, whether or not waived. No Benefit Plan has any material unfunded liabilities.

                  (c) True and complete copies of each Benefit Plan, summary plan descriptions, and the most recent annual report on Form 5500, the most recent actuarial report, most recent IRS determination letter and the most recent valuation (but in any case at least one that has been completed within the last calendar year) of the present and future obligations under each Benefit Plan that provides post-retirement or post-employment health, life insurance, accident or other "welfare-type" benefits, if any, have been provided to Buyer.

                  (d) Neither Kivex nor any entity required to be aggregated with Kivex pursuant to Section 414 of the Code or Section 4001(b) of ERISA (each such entity an "ERISA Affiliate") has incurred any liability to the Pension Benefit Guaranty

Corporation. Neither Kivex nor any ERISA Affiliate has contributed to or been obligated to contribute to a multiemployer plan, as defined in Section 3(37) of ERISA, during the six year period preceding the Closing Date and neither Kivex nor any ERISA Affiliate has any other liability or potential liability with respect to any multiemployer plan.

                  (e) Except as set forth in Schedule 3.13(e) of the Disclosure Schedule, no Benefit Plan is an (and Kivex does not contribute to, have any obligation to contribute to or otherwise have any liability or potential liability with respect to any) (i) "employee pension benefit plan," as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA or to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, or that is a "defined benefit plan," as defined in Section 3(35) of ERISA, (ii) employee benefit plan of the type described in Sections 4063 and 4064 of ERISA or in
Section 413(c) of the Code (and regulations promulgated thereunder), or (iv) employee benefit plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or current or future former employees, their spouses or dependents, other than in accordance with
Section 4980B of the Code or applicable state continuation coverage law.

                  (f) Except as disclosed in Section 3.13(f) of the Disclosure Schedule, none of the Benefit Plans contains any provision which would result in any additional, separation, severance or termination benefits, accelerated vesting, and/or accelerated payments solely as a result of the consummation of the transactions contemplated by this Agreement.

                  (g) To the knowledge of PennCorp, each Benefit Plan that is intended to be qualified under Section 401(a) of the Code, is so qualified.

                  SECTION 3.14. Taxes. Except as set forth in Section 3.14 of the Disclosure Schedule:

                  (a) all Tax Returns required to be filed by Kivex or any Affiliated Group have been filed and all Taxes shown to be due on such Tax Returns have been paid, and there are no material deficiencies for any Taxes of Kivex or any Affiliated Group;

                  (b) Kivex has given or otherwise made available to Buyer all Tax Returns for periods ending, or transactions consummated, after December 31, 1993;

                  (c) there are no outstanding agreements extending or waiving the statutory period of limitation applicable to (i) the filing of any Tax Returns of Kivex or any Affiliated Group nor (ii) any claim for, or the period for the collection or assessment of, Taxes due from Kivex or any Affiliated Group for any taxable period;

                  (d) no audit or other proceeding by any Governmental Authority is pending or, to the knowledge of PennCorp, threatened with respect to any Taxes due from or with respect to Kivex or any Affiliated Group;

                  (e) there are no Liens for Taxes upon the assets or properties of Kivex, except for statutory Liens for current Taxes not yet due;

                  (f) neither Kivex nor any Affiliated Group is a party to any agreement relating to the sharing or allocation of, or indemnification agreement with respect to Taxes, or similar contract or arrangement;

                  (g) Kivex has not been a member of an affiliated group filing a consolidated federal Income Tax Return (other than a group the common parent of which was PennCorp (the "PennCorp Group")) or has any liability for Taxes of any Person (other than any member of the PennCorp Group) under Treas. Reg.
Section 1.1502-6 or Section 1.1502-78 (or similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise;

                  (h) Except as set forth in Section 3.14(h) of the Disclosure Schedule, Kivex and any Affiliated Group has withheld from its employees, independent contractors and third parties and timely paid to the appropriate taxing authority proper and accurate amounts through all periods in compliance in all respects with all Tax withholding provisions of applicable laws;

                  (i) PennCorp is not a foreign person within the meaning of
Section 1445 of the Code; and

                  (j) Kivex will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date, (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date or (C) as a result of any deferred intercompany gain described in Treasury Regulation Sections 1.1502-13 or former Treasury Regulations Section 1.1502-14 or any excess loss account described in Treasury Regulation Sections 1.1502-19 and 1.1502-32 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income Tax law), to include any item of income in taxable income for any taxable period (or portion thereof) ending after the Closing Date.

                  (k) Kivex and each Affiliated Group has not made any payments, and is not and will not become obligated (under any contract entered into on or before the Closing Date) to make any payments, that will be non-deductible under
Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax law).

                  SECTION 3.15. Compliance with Applicable Law; Permits;
Policies.

                  (a) Except as disclosed in Section 3.15(a) of the Disclosure Schedule, the business of Kivex is being conducted in compliance with all applicable provisions of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to it; and no notice, claim, charge, complaint, action, suit, proceeding, investigation or hearing has been received by PennCorp or Kivex or filed, commenced or threatened in writing against Kivex alleging any such violation.

                  (b) Kivex owns or validly holds all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations, and similar documents or instruments that are required for its business and operations All such licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations, and similar documents or instruments are valid and in full force and effect.

                  SECTION 3.16. Brokers' Fees and Commissions. Except for ING Baring Furman Selz LLC, none of PennCorp, Kivex or their respective directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby. PennCorp shall be responsible for the fees and expenses of ING Baring Furman Selz LLC in connection with the sale and purchase of the Shares.

                  SECTION 3.17. Proprietary Rights. Except as disclosed in
Section 3.17 of the Disclosure Schedule, Kivex owns or possesses the right to use all trademarks, service marks, patents, patent rights, assumed names, logos, trade secrets, copyrights, trade names, domain names and confidential business information, and all other proprietary rights ("Intellectual Property") and all computer software, programs and similar systems that are used or required by it in the conduct of its business and all such Intellectual Property and computer software, programs and similar systems are in full force and effect in accordance with their terms. Kivex is not in conflict with, or in violation or infringement of, nor has any of them received any notice of any conflict with or violation or infringement of or any claimed conflict with or violation or infringement of, any asserted rights of any other Person with respect to any such Intellectual Property or computer software, programs, or similar systems. To the knowledge of PennCorp and Kivex, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Kivex.

                  SECTION 3.18. Insurance. PennCorp or its affiliates maintains for the benefit of Kivex policies or contracts of insurance that are sufficient for compliance with all material requirements of law and of all agreements to which Kivex is a party. All insurance policies pursuant to which any such insurance is provided are in full force and effect. No notice of cancellation or termination of any such insurance policy has been given to PennCorp or Kivex and all premiums required to be paid in connection with such insurance policies have been paid in full.

                  SECTION 3.19. Environmental Matters. Except as disclosed on
Section 3.19 of the Disclosure Schedule:

                  (a) the operations of Kivex and the real property currently owned, leased or operated by Kivex are in compliance and, during the period of the ownership or tenancy of Kivex have been in compliance, with all applicable Environmental Laws;

                  (b) no judicial or administrative proceedings or investigations are pending or, to the knowledge of PennCorp, threatened against Kivex pursuant to any applicable Environmental Laws;

                  (c) no real property currently (or to the knowledge of PennCorp, formerly) owned, operated or leased by Kivex is listed or has been proposed for listing on the National Priorities List, the Comprehensive Environmental Response Compensation and Liability and Information System ("CERCLIS") or any analogous state lists; and

                  (d) PennCorp has made available to Buyer copies of all environmental investigations, audits, assessments or other analyses conducted by or on behalf of, or which are otherwise in the possession of, PennCorp or Kivex relating to any real property currently or formerly owned or leased by Kivex.

                  SECTION 3.20. Books and Records. Copies of all the minute books and stock record books of Kivex have been delivered to Buyer for inspection and contain accurate records of all meetings of, and written consents by, the board of directors (and any committees thereof) and stockholders of Kivex since January 1, 1996 and, to PennCorp's knowledge, since its incorporation.

                  SECTION 3.21. Bank Accounts. Section 3.21 of the Disclosure Schedule contains (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which Kivex has an account or safe deposit box or maintains a banking, custodial, trading, trust, or other similar relationship and (b) a true and complete list and description of each such account, box, and relationship, including a list of all authorized signatories.

                  SECTION 3.22. Labor Matters.

                  (a) Kivex is not a party to any labor or collective bargaining agreement.

                  (b) The employees of Kivex are not represented by any labor organization that is certified to represent such employees under the National Labor Relations Act. No labor organization or group of employees of Kivex has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the knowledge of PennCorp, there are no organizing activities involving Kivex pending with any labor organization or group of employees of Kivex.

                  (c) Except as set forth in Section 3.22(c) of the Disclosure Schedule, to the knowledge of PennCorp, there are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened against or involving Kivex.

                  (d) Kivex is in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, other than such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

                  (e) Schedule 3.22(e) of the Disclosure Schedule provides a true, complete and accurate list as of June 10, 1999, of each employee of Kivex and the following information as of the dates specified in Schedule 3.22(e) with respect to each such employee: (i) whether such employee is salaried or hourly and whether such employee is exempt or non-exempt, (ii) such employee's position/title, date of hire, and salary or rate of compensation (including bonuses and other incentive compensation), (iii) such employee's accrued unused vacation entitlement, and (iv) whether such employee is absent from active employment and, if so, the reason, the date as of which such employee became inactive, and the anticipated date of return to active employment.

                  SECTION 3.23. Intercompany Payables. All debts or obligations owed by Kivex to PennCorp or any of its affiliates are listed on Section 3.23 of the Disclosure Schedule.

                  SECTION 3.24. Year 2000. Kivex is using reasonable procedures to verify that the software used in its operations and products and services will recognize and process date fields after the turn of the century, and perform date-dependent calculations and operations (including sorting, comparing and reporting) after the turn of the century correctly, and is using reasonable efforts to ensure that its software products and services will not produce invalid and/or incorrect results as a result of the change of the century, provided that the software receives correct and properly formatted data inputs from all software and hardware that exchanges data with or provides data to the software.

                  SECTION 3.25. Disclosure. The representations and warranties contained in this Article III do not contain any untrue statements of a material fact or omit or state any material fact necessary in order to make the statements and information contained in this Article III not misleading.

                                   ARTICLE IV

                               REPRESENTATIONS AND
                               WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to PennCorp as follows:

                  SECTION 4.1. Organization; Qualifications and Operations. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite corporate power and authority to own the Shares. Buyer is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification, except where the failure to be so qualified or licensed will not affect Buyer's ability to consummate the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect").

                  SECTION 4.2. Authorization. Buyer has full corporate power and authority to execute and deliver this Agreement and each other document to be delivered by Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby. No other corporate proceeding on the part of Buyer is necessary to authorize the execution and delivery of this Agreement and each other document to be delivered by Buyer in connection herewith or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  SECTION 4.3. No Violation. Neither the execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations hereunder nor the consummation by Buyer of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Buyer (or similar organizational documents), (b) violate or conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which Buyer or any of Buyer's subsidiaries is a party or by which any of their assets is bound or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to Buyer or any of Buyer's subsidiaries or any of their assets, except in each case as would not have a Buyer Material Adverse Effect.

                  SECTION 4.4. Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any

Governmental Authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement other than consents and approvals of or filings or registrations with the DOJ pursuant to the HSR Act.

                  SECTION 4.5. Brokers' Fees and Commissions. Neither Buyer nor any of its directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

                  SECTION 4.6. Purchase for Investment. Buyer is acquiring the Shares for its own account for investment purposes and not with a view to the distribution of the Shares. Buyer has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares. Buyer is an "accredited investor" as defined in Rule 501 of the Securities Act of 1933, as amended. Buyer is aware and understands that the Shares have not been registered under the Securities Act of 1933 or under the securities laws of any state, that any transfer of the Shares will be restricted by such act and such state laws, and that the certificates representing the Shares will bear legends to such effect. Buyer will not, directly or indirectly, dispose of the Shares except in compliance with applicable federal and state securities laws.

                  SECTION 4.7. Financing. Buyer has sufficient funds available necessary to consummate the acquisition by Buyer of the Shares.

                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.1. Conduct of Business Prior to the Closing. Except as expressly contemplated by this Agreement, as set forth in Section 5.1 of the Disclosure Schedule or with the prior written consent of Buyer during the period from the date of this Agreement to the Closing, PennCorp will cause Kivex to conduct its business and operations according to its ordinary and usual course of business and will use all reasonable efforts consistent therewith to preserve intact and, as applicable, maintain in good repair its properties, assets and business organizations and to keep available the services of its officers and employees, in each case in the ordinary course of business. Without limiting the generality of the foregoing, and except as otherwise provided in this Agreement and as set forth in Section 5.1 of the Disclosure Schedule, prior to the Closing, PennCorp will not permit Kivex to, without the prior written consent of
Buyer:

                  (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of additional shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities;

                  (b) redeem, purchase or otherwise acquire any outstanding shares of its capital stock;

                  (c) propose or adopt any amendment to its Certificate of Incorporation or Bylaws;

                  (d) except in the ordinary course of business, impose any Lien upon any of its assets, tangible or intangible, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any other Person;

                  (e) increase in any manner the rate or terms of compensation of any of its directors, officers or other employees, except such increases as are granted in the ordinary course of business consistent with past practice, or enter into any employment, severance or collective bargaining agreement or modify any existing employment agreement;

                  (f) except in the ordinary course of business, (i) sell, transfer or otherwise dispose of any of its property or assets or (ii) mortgage or encumber any of its property or assets;

                  (g) enter into any other material agreements, commitments or contracts, except agreements, commitments or contracts made in the ordinary course of business;

                  (h) declare, set aside or pay any dividend or other distribution in respect of its capital stock;

                  (i) except in the ordinary course of business or with respect to capital projects approved prior to the date hereof, enter into any agreement or commitment involving an aggregate capital expenditure or commitment exceeding $100,000;

                  (j) amend, adopt or terminate any of its Benefit Plans, except as required by law or establish, adopt or assume any liability with respect to any new employee benefit plan;

                  (k) take any action that would intentionally result in a breach of the representations and warranties contained in Article III of this Agreement; or

                  (l) accelerate, terminate, modify, or cancel any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which Kivex is a party or by which it is bound;

                  (m) make any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $100,000 or outside the ordinary course of business;

                  (n) delay or postpone the payment of accounts payable or other Liabilities outside the ordinary course of business consistent with past practices;

                  (o) make any loan to, or enter into any other transaction with any of its affiliates;

                  (p) make any payments on or modify any of the items listed on
Section 3.23 of the Disclosure Schedule, except as contemplated by this Agreement; or

                  (q) agree in writing to take any of the foregoing actions.

                  SECTION 5.2. Access to Information. Between the date hereof and the Closing Date, PennCorp shall cause Kivex to give to Buyer and its counsel, accountants, and other authorized representatives and agents, full access, during regular business hours and upon reasonable advance notice, to any and all of its premises, properties, contracts, books and records, and will cause its officers and employees to furnish to Buyer and its representatives any and all data and information pertaining, directly or indirectly, to Kivex that Buyer shall from time to time reasonably request, and shall permit Buyer and its representatives to make extracts and copies thereof. If the acquisition contemplated herein is consummated, Buyer covenants and agrees that it shall preserve and keep the records of Kivex delivered to it hereunder for a period of ten years from the Closing Date, and shall make such records available to PennCorp and its affiliates, as reasonably required by PennCorp or its affiliates in connection with any legal proceedings by or against, or governmental investigations of, PennCorp or any of its affiliates, or in connection with any tax examination of PennCorp or any consolidated group of which it was a part or for any other proper business purpose of PennCorp or its affiliates.

                  SECTION 5.3. HSR Act Filings. As soon as practicable, but in any event not later than 10 days after the date hereof, PennCorp and Buyer shall make appropriate filings with the DOJ under the HSR Act, with respect to the transactions contemplated by this Agreement. In connection with such filings, the parties hereto shall, in cooperation with each other, and as promptly as reasonably practicable from time to time hereafter, make all such further filings and submissions, and take such further action, as may be required in connection therewith. Each party shall furnish the others all information in its possession necessary for compliance by the others with the provisions of this
Section 5.3. No party shall withdraw any such filing or submission prior to the termination of this Agreement without the written consent of the other parties.

                  SECTION 5.4. All Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, including, without limitation, the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                  SECTION 5.5. Public Announcements. The parties hereto will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld or delayed) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations; provided, however, that each party will give prior notice to the other parties of the content and timing of any such press release or other public statement required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.

                  SECTION 5.6. Disclosure Supplements. From time to time prior to the Closing PennCorp may supplement or amend the Disclosure Schedule delivered in connection herewith with respect to any matter which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in such Disclosure Schedule which has been rendered inaccurate thereby. Such supplements and amendments shall not be given effect for purposes of Section 6.1(d); however, if the Closing occurs, Buyer shall be deemed to have waived any right or claim it may otherwise have or have had on account of any matter so disclosed in such supplement or amendment.

                  SECTION 5.7. No Implied Representations or Warranties. Buyer hereby acknowledges and agrees that PennCorp is not making any representation or warranty whatsoever, express or implied, except those representations and warranties of PennCorp explicitly set forth in this Agreement or in the Disclosure Schedule or in any certificate contemplated hereby and delivered by PennCorp in connection herewith. Except as explicitly set forth herein, neither PennCorp nor its subsidiaries nor any of their respective officers, directors, shareholders, employees, affiliates or representatives has made or is making any representation, express or implied, as to the value of any asset or business being so acquired, or any warranty of merchantability, suitability or fitness for a particular purpose.

                  SECTION 5.8. Employment and Employee Benefits.

                  (a) On the Closing Date, all employees of Kivex shall remain employees of Kivex. Buyer shall be liable, and shall indemnify and hold PennCorp harmless, from any and all obligations or liabilities, contingent or otherwise, relating to or arising from the employment or termination of employment of employees of Kivex, including, except as set forth below, all obligations arising from or related to the employment agreement of Mitchell Romm included in
Section 5.8 of the Disclosure Schedule; provided, however, that PennCorp shall assume, pay and be liable for, and shall indemnify and hold Buyer and its affiliates harmless from, all obligations and other liabilities under the Kivex Incentive Compensation Plan included in Section 5.8(a) of the

Disclosure Schedule and Sections 4B and 4C of the Employment Agreement dated as of January 1, 1999, between Kivex and Mitchell Romm.

                  (b) At and following the Closing Date, Buyer shall assume, administer and pay the liabilities and expenses, and shall indemnify and hold PennCorp and its affiliates harmless, with respect to the Benefit Plans that are not pension plans (within the meaning of Section 3(2) of ERISA) qualified under
Section 401(a) of the Code solely to the extent such Benefit Plans are maintained, as of the Closing Date, by Kivex as stand-alone plans covering only employees of Kivex, such Benefit Plans referred to hereinafter as "Buyer Plans" for purposes of this Section 5.8.

                  (c) At or prior to Closing, (i) PennCorp shall cause the Southwestern Financial Services Corporation Salaried Employees Severance Plan (the "SFSC Plan") to be terminated with respect to the participation by employees of Kivex and (ii) Buyer shall cause Kivex to adopt a severance plan that is identical to the SFSC Plan. At and following the Closing Date, Buyer shall indemnify and hold PennCorp and its affiliates harmless from any and all claims of any present participant to the SFSC Plan arising out of or related to the termination of the SFSC Plan by PennCorp or the adoption, the failure to adopt, the amendment or termination of a similar plan by Kivex at the direction of Buyer.

                  (d) At and following the Closing Date, PennCorp shall administer and pay all other liabilities and expenses, and shall indemnify and hold Buyer and Kivex harmless, with respect to the Benefit Plans (or portions thereof) that are not Buyer Plans, prior to the Closing Date.

                  (e) At and following the Closing Date, PennCorp shall indemnify and hold Buyer harmless with respect to all employee benefit plan liabilities and expenses of present and former ERISA Affiliates solely to the extent such liabilities and expenses do not relate to or arise from present and former employees of Kivex.

                  (f) Buyer shall, and shall cause its subsidiaries (including Kivex), to provide employee benefits and compensation for employees of Kivex that are at least substantially comparable in the aggregate to the employee benefits and compensation provided by PennCorp or its affiliates under the Benefit Plans and compensation arrangements in effect as of the Closing Date.

                  (g) If employees of Kivex are included in any benefit plan (including without limitation, provision for vacation) of Buyer or its subsidiaries, such employees shall receive credit for service prior to the Closing Date with Kivex or any of its subsidiaries or affiliates to the same extent such service was counted under similar Benefit Plans for purposes of eligibility, vesting and benefit accrual with respect to vacation, disability and severance. Buyer shall make available medical, dental and health plan coverage to employees of Kivex as of the Closing Date that shall not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the similar Benefit Plan as of the Closing Date, and such plans shall provide credit for any deductibles and co-payments applied or made with respect to each employee of Kivex in the calendar year of the Closing.

                  (h) Effective as of the Closing Date, PennCorp shall cause each employee of Kivex to be fully vested in his or her benefits under the PennCorp Financial, Inc. Retirement and Savings Plan maintained for the benefit of employees of Kivex. With respect to each employee of Kivex who, as of the Closing Date, has one or more loans outstanding under any employee benefit plan of PennCorp and its affiliates, PennCorp shall cause such plan(s) to permit such employee to continue repayment of such loans after the Closing Date in accordance with the loan terms until the earliest of (i) the date as of which such loan (principal and interest) has been fully repaid, (ii) the date as of which such employee's employment with Kivex, Buyer or any of Buyer's subsidiaries or affiliates (or any successor thereto) terminates, (iii) the date as of which such employee fails to make any loan repayment properly and timely or there is otherwise a default with respect to such loan, or (iv) the date as of which such plan of PennCorp and/or its affiliates terminates. PennCorp shall cause to be prepared and executed any plan amendments and shall take all other actions necessary to provide for the foregoing vesting and loan repayment.

                  (i) As soon as practicable after the Closing Date, Buyer shall cause a 401(k) plan maintained by Buyer or Kivex to accept "eligible rollover contributions," within the meaning of Section 402(f)(2)(A) of the Code, from any 401(k) plan maintained by PennCorp or its subsidiaries prior to the Closing Date, for the benefit of employees of Kivex.

                  (j) With respect to each employee and former employee of Kivex covered under any long-term disability plan or policy maintained by PennCorp and its affiliates who, as of the Closing Date, is either receiving long-term disability benefits under such plan or policy or is in a waiting or elimination period and would qualify for long-term disability benefits under such plan or policy upon the expiration of such waiting or elimination period but for the occurrence of the transactions contemplated by this Agreement, PennCorp shall continue to cover (or cause to be covered) such employee or former employee under such long-term disability plan or policy and to provide (or cause to be provided) long-term disability benefits to such employee or former employee after the Closing Date to the extent provided for under such plan or policy and by the relevant underlying insurance contract as if the transactions contemplated by this Agreement had not occurred. PennCorp shall retain, bear and discharge (and shall cause each of its affiliates to retain, bear and discharge, as the case may be) all liabilities with respect to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") (including the timely provision of notices and election forms and benefit payments), with respect to each employee and former employee of Kivex (and his or her spouse and dependents) who, prior to the Closing Date, is entitled to receive or entitled to elect to receive COBRA benefits under any group health plan of PennCorp and its affiliates by reason of a qualifying event that occurred on or prior to the Closing Date.

                  SECTION 5.9. Acquisition Proposals. PennCorp shall not, nor shall it authorize or permit any of its officers, directors or employees, or any investment banker, attorney or other advisor or representative acting on its behalf to, directly or indirectly, (a) solicit or initiate the submission of any Acquisition Proposal (as hereinafter defined) or (b) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any proposal with respect to a merger, consolidation, share exchange or similar transaction involving Kivex, or any purchase of all or any significant portion of the assets of Kivex, or any equity interest in Kivex, other than the transactions contemplated hereby and except for the transactions set forth on Section 5.9 of the Disclosure Schedule.

                                   ARTICLE VI

                               CLOSING CONDITIONS

                  SECTION 6.1. Conditions to the Obligations of Buyer under this Agreement. The obligation of Buyer under this Agreement to consummate the acquisition of the Shares (the "Acquisition") shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

                  (a) All authorizations, consents and approvals contemplated by Sections 3.6 and 4.4 shall have been obtained and shall be in full force and effect;

                  (b) Any waiting period applicable to the consummation of the Acquisition under the HSR Act shall have expired or been terminated;

                  (c) No injunction, restraining order or other ruling or order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect;

                  (d) All debts and obligations set forth in Section 3.23 of the Disclosure Schedule (or required to be so set forth) shall be have been satisfied by PennCorp, which shall be satisfied from the Purchase Price to be received from Buyer;

                  (e) PennCorp's payment obligations described in the proviso to
Section 5.8(a) shall have been satisfied, which shall be satisfied from the Purchase Price to be received from Buyer; and

                  (f) Each of the obligations of PennCorp required to be performed by it at or prior to the Closing pursuant to this Agreement shall have been duly performed and complied with in all material respects, and the representations and warranties of PennCorp contained in this Agreement shall be true and correct, except where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect, as of the date of this Agreement and as of the Closing as though made at and as of the Closing (except as to any representation or warranty which specifically relates to an earlier date), and Buyer shall have received a certificate to that effect signed by a senior officer of PennCorp.

                  SECTION 6.2. Conditions to the Obligations of PennCorp under this Agreement. The obligation of PennCorp under this Agreement to consummate the Acquisition shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

                  (a) All authorizations, consents and approvals contemplated by Sections 3.6 and 4.4 shall have been obtained and shall be in full force and effect;

                  (b) Any waiting period applicable to the consummation of the Acquisition under the HSR Act shall have expired or been terminated;

                  (c) No injunction, restraining order or other ruling or order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect;

                  (d) PennCorp shall have obtained the consent of the lenders under the Credit Agreement dated March 12, 1997, by and among PennCorp Financial Group, Inc., The Chase Manhattan Bank, The First National Bank of Chicago and Nations Bank, N.A., as Managing Agents, and the other lenders parties thereto, as amended, to the consummation of the Acquisition;

                  (e) PennCorp Financial Group, Inc. shall have been fully and unconditionally released from its obligations under the Lease Guaranty dated July 27, 1998, relating to the guaranty of Kivex's obligations under the Master Lease Agreement dated July 27, 1998, between Kivex and Sunrise Leasing Corporation and the lease agreement between Kivex and Realty Management Company relating to Kivex's lease of office space at 3 Bethesda Metro Center; and

                  (f) Each of the obligations of Buyer required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and the representations and warranties of Buyer contained in this Agreement shall be true and correct, except where the failure to be true and correct would not reasonably be expected to have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement or the validity or enforceability of this Agreement, as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date), and PennCorp shall have received a certificate to that effect signed by an officer of Buyer.

                                  ARTICLE VII

                                     CLOSING

                  SECTION 7.1. Closing. The closing of the Acquisition (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 767 5th Avenue, New York, NY 10153, subject to the satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2, as soon as practicable after the date hereof and in any event not later than June 30, 1999, or at such other time and PennCorp and on such other date as Buyer and PennCorp shall agree (the "Closing Date"). As a further condition to Closing, at the Closing:

                  (a) PennCorp shall deliver or cause to be delivered to Buyer the following:

                      (i) the certificate described in Section 6.1(f); and

                      (ii) certificates representing all of the Shares in
                  appropriate form for transfer to Buyer duly endorsed in blank or accompanied by stock powers duly executed in blank.

                  (b) Buyer shall deliver or cause to be delivered to PennCorp the certificate described in Section 6.2(f).

                  (c) Buyer shall cause Kivex to execute the previously unexecuted Employment Agreement dated as of January 1, 1999, between Kivex and Mitchell Romm, a copy of which is included in Section 5.8 of the Disclosure Schedule.

                  (d) Buyer shall pay the Purchase Price to PennCorp, by wire transfer of immediately available funds.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

                  SECTION 8.1. Survival of Representations, Warranties and Covenants. The representations and warranties and pre-Closing covenants of PennCorp and Buyer contained in this Agreement shall not survive the Closing, except that the representations and warranties set forth in Sections 3.1, 3.2,
3.3 (except Section 3.3(b) shall not survive the Closing with respect to representations and warranties relating to Kivex), 3.4 and 3.6 and the covenants set forth in Section 5.1 shall survive the Closing and continue in full force and effect until the expiration of the applicable statute of limitations (giving effect to any extensions or waivers). Unless a specified period is set forth in this Agreement (in which event such specified period will control), the covenants in this Agreement to be performed after the Closing will survive the Closing and remain in effect indefinitely.

                  SECTION 8.2. Limitations on Indemnification. Notwithstanding any provision hereof, neither Buyer nor its affiliates will be entitled to make a claim for damages for breaches of any representation or warranty set forth in
Section 3.1, 3.2, 3.3, 3.4 or 3.6 or covenant set forth in Section 5.1 in excess of the Purchase Price.

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

                  SECTION 9.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

                  (a) by mutual consent of each of PennCorp and Buyer;

                  (b) by PennCorp or Buyer:

                      (i) if a Governmental Authority shall have issued an
                  order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Acquisition, and such order, decree, ruling or other action shall have become final and nonappealable; or

                      (ii) if the Closing shall not have occurred on or before
                  June 30, 1999; provided, however, that the right to terminate this Agreement shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                  (c) by Buyer if a material default or breach shall be made by PennCorp with respect to the due and timely performance of any of its covenants or agreements contained herein, or (subject to the proviso set forth below) in any of its representations or warranties contained in the Agreement, if such default or breach has not been cured or waived within 30 days after written notice to PennCorp specifying, in reasonable detail, such claimed material default or breach and demanding its cure or satisfaction; provided, however, in no event shall Buyer be entitled to terminate this Agreement in the event of a breach by PennCorp of a representation or warranty unless the failure of such representation or warranty to be true and complete would have a Material Adverse Effect; or

                  (d) by PennCorp if a material default or breach shall be made by Buyer with respect to the due and timely performance of any of its covenants or agreements contained herein, or in any of its representations or warranties contained in the Agreement, if such default or breach has not been cured or waived within 30 days after written notice to Buyer specifying, in reasonable detail, such claimed material default or breach and demanding its cure or satisfaction.

                  SECTION 9.2. Procedure and Effect of Termination. In the event of termination and abandonment of the transactions contemplated hereby pursuant to Section 9.1, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  (a) upon request therefor, each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

                  (b) no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (i) that the provisions of Section 5.5, this Section 9.2 and the proviso of Section 9.1(b)(ii) shall remain in full force and effect and (ii) no party waives any claim or right against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

                  SECTION 10.1. Preparation of Tax Returns; Payment of Taxes.

                  (a) PennCorp shall include Kivex, or cause Kivex to be included in, and shall file or cause to be filed, (i) the United States consolidated federal income Tax Returns of PennCorp for all taxable periods of Kivex prior to the Closing Date and for any portion of a taxable period ending on the Closing Date; (ii) where applicable, all other consolidated, combined or unitary Tax Returns of PennCorp for the taxable periods of Kivex prior to the Closing Date and for any portion of a taxable period ending on the Closing Date; and (iii) shall pay all Taxes due with respect to the returns referred to in clause (i) or (ii) of this Section 10.1(a). PennCorp also shall file, or shall cause Kivex to file, all other Tax Returns of or which include Kivex and are required to be filed (taking into account any extensions) for all taxable periods ending prior to the Closing Date and for any portion of the taxable period ending on the Closing Date and shall pay any and all Taxes due with respect to all such taxable periods, except as required by applicable tax laws (or the judicial or administrative interpretations thereof). All Tax Returns described in this Section 10.1(a) shall be prepared in a manner consistent with past practice unless a past practice has been finally determined to be incorrect by the applicable taxing authority or a contrary treatment is required by applicable tax laws (or the judicial or administrative interpretations thereof). Following the Closing Date, Buyer shall be responsible for preparing, or causing to be prepared, all other Tax Returns required to be filed by Kivex after the Closing Date.

                  (b) For federal income tax purposes, the taxable year of Kivex shall end as of the close of the Closing Date and, with respect to all other Taxes, PennCorp and Buyer will, unless prohibited by applicable law, close the taxable period of Kivex as of the close of the Closing Date. Neither PennCorp nor Buyer shall take any position inconsistent with the preceding sentence on any Tax Return (whether or not shown to be due on any Tax Returns). For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date.

                  (c) Buyer and PennCorp agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided, relating to Kivex as is reasonably necessary for the filing of any Tax Returns, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes. Buyer or Kivex shall retain in its possession, and shall provide PennCorp reasonable access to (including the right to make copies of), such supporting books and records and any other materials that PennCorp may specify with respect to matters relating to Taxes for any taxable period ending on or prior to the Closing Date until the relevant statute of limitations has expired. After such time, Buyer may dispose of such material, provided that prior to such disposition Buyer shall give PennCorp a reasonable opportunity to take possession of such materials.

                  SECTION 10.2. Amendment and Modification. This Agreement may only be amended, modified or supplemented by a written instrument signed by all the parties hereto.

                  SECTION 10.3. Waiver of Compliance; Consents. Any failure of Buyer to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by PennCorp, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure. Any failure of PennCorp to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by Buyer, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

                  SECTION 10.4. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                  SECTION 10.5. Expenses and Obligations. Each party shall be responsible for paying all costs and expenses incurred by it in connection with the consummation of the transactions contemplated by this Agreement.

                  SECTION 10.6. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that affiliates of PennCorp shall have the right to assert and recover with respect to claims made in connection with Buyer's obligations under Sections 5.2 and 5.8.

                  SECTION 10.7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified, postage prepaid, return receipt requested) or on the second next Business Day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with electronic acknowledgement of transmission confirmed) as follows:

                  (a)      If to Buyer, to:

                           Allegiance Telecom, Inc.
                           1950 Stemmons Freeway
                           Suite 3026
                           Dallas, Texas 75207
                           Attention:  Royce J. Holland
                           Facsimile No.:  (214) 261-7107

                           with a copy to:

                           Allegiance Telecom, Inc.
                           4 Westbrook Corporate Center
                           Suite 400
                           Westchester, Illinois 60154
                           Attention:  Mark B. Tresnowski
                           Facsimile No.:  (708) 836-5250


                  (b)      If to PennCorp, to:

                           PennCorp Financial Services, Inc.
                           c/o Southwestern Financial Services Corporation 717 North Harwood Street
                           Dallas, Texas  75201
                           Attention:  Scott D. Silverman
                           Facsimile No.:  (214) 954-7906

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           100 Crescent Court, Suite 1300
                           Dallas, Texas  75201
                           Attention:  Glenn D. West
                           Facsimile No.:  (214) 746-7777

                  SECTION 10.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts-of-laws rules thereof.

                  SECTION 10.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                  SECTION 10.10. Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 10.11. Entire Agreement. This Agreement, the Disclosure Schedule and the Annexes hereto embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no agreements, representations, warranties or covenants other than those expressly set forth herein or therein. This Agreement, the Disclosure Schedule and the Annexes hereto supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  SECTION 10.12. Assignment. This Agreement shall not be assigned by operation of law or otherwise; provided, however, that Buyer may assign any or all of its rights under this Agreement to a direct or indirect subsidiary of Buyer without the consent of PennCorp so long as Buyer retains all obligations and liabilities under this Agreement.

            [The remainder of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.



                                     ALLEGIANCE TELECOM, INC.



                                     By: /s/ MARK B. TRESNOWSKI
                                         -------------------------------------
                                     Name: Mark B. Tresnowski
                                           -----------------------------------
                                     Title: Senior Vice President, General
                                            ----------------------------------
                                            Counsel and Secretary
                                            ----------------------------------




                                     PENNCORP FINANCIAL SERVICES, INC.


                                     By: /s/ SCOTT D. SILVERMAN
                                         -------------------------------------
                                     Name: Scott D. Silverman
                                           -----------------------------------
                                     Title: Vice President and Secretary
                                            ----------------------------------